                                                                 EXHIBIT 1


                                JOINT FILING AGREEMENT

     In accordance with Rule 13-d-1(f) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, $.001 par value per share, of Photogen Technologies, Inc., a Nevada corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Rule 13d-1(f)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     Dated effective as of July 27, 1998.



                                       /s/ John T. Smolik
                                     ------------------------------------
                                       JOHN T. SMOLIK


                                       /s/ Eric A. Wachter
                                     ------------------------------------
                                       ERIC A. WACHTER, Ph.D.


                                       /s/ Craig Dees
                                     ------------------------------------
                                       CRAIG DEES, Ph.D.

                                       /s/ Walter G. Fisher
                                     ------------------------------------
                                       WALTER G. FISHER, Ph.D.


                                       FISHER FAMILY INVESTMENT
                                       LIMITED PARTNERSHIP


                                       /s/ Walter Fisher
                                     ------------------------------------
                                       By:  Walter Fisher, Ph.D.
                                       Its: General Partner


                                       /s/ Timothy Scott
                                     ------------------------------------
                                       TIMOTHY SCOTT, Ph.D.

                                       SCOTT FAMILY INVESTMENT
                                       LIMITED PARTNERSHIP


                                       /s/ Timothy Scott
                                     ------------------------------------
                                       By:  Timothy Scott, Ph.D.
                                       Its: General Partner


                                       /s/ Robert J. Weinstein
                                     ------------------------------------
                                       ROBERT J. WEINSTEIN, M.D.


                                       W.F. INVESTMENTS ENTERPRISES,
                                       LIMITED PARTNERSHIP


                                       /s/ Robert J. Weinstein
                                     ------------------------------------
                                       By:  Robert J. Weinstein, M.D.
                                       Its: General Partner


                                       ROBERT AND LOIS WEINSTEIN
                                       FAMILY FOUNDATION


                                       /s/ Robert J. Weinstein
                                     -----------------------------------
                                       By:  Robert J. Weinstein, M.D.
                                       Its: Secretary, Treasurer and Director